Exhibit 10.43

Title:	Executive Incentive Plan (2006)
Effective Date:	October 30, 2005

Document Owner:	Human Resources Compensation

Approvals:	Jan Collinson
Senior Vice President – HR/FAC

Chi-Foon Chan
President and COO

Aart de Geus
Chairman and CEO

Date	Author	Revision History

March 15, 2005	J. Cleveland	2005 Initial Plan
March 20, 2006	J. Collinson	2006 Plan Updates

OBJECTIVES:

1.               Drive strategic direction for the Company.

2.               Drive attainment of revenue and expense targets.

3.               Reinforce culture of accountability and performance excellence.

ELIGIBILITY: Executive Officers of Synopsys employed (full or part time) during the full eligibility period (fiscal year) are eligible for the Executive Incentive Plan (EIP). If hired prior to the fourth quarter, the Executive Officer is eligible for a prorated EIP bonus. If hired in the fourth quarter, Executive Officer is not eligible for EIP bonus.

Executive Officers who are covered by an individual compensation plan and/or a special incentive plan in connection with an acquisition are not eligible for this Plan.

INCENTIVE TARGET: Incentive target is stated as a percentage of annual base salary as determined by the Compensation Committee of the Board of Directors. Stock based compensation and other special incentive payments are not included in eligible earnings calculation.

INDIVIDUAL BONUS AWARDS:   Individual bonus awards are determined by the executive’s management and the Compensation Committee of the Board of Directors. Criteria taken into consideration include corporate, business group and individual performance.

PAYMENT SCHEDULE: Actual incentive bonuses are paid on an annual basis approximately 45-60 days from the end of the fiscal year.

INCENTIVE POOL FUNDING: Under this Plan the incentive pool available for distribution will fund in relation to attainment of the Company’s financial and business objectives. Plan targets and their relative weighting are as follows:

[*]%

[*]%

[*]%

[*]%

[*]%

The Company must achieve at least 90% in aggregate of its financial and business targets to fund a minimum of [*]% of the target bonus amount. The upside payment potential is [*]% of the target incentive pool. The detailed Pool Funding Schedule is attached hereto as Exhibit A.

For Executive Officers leading product business groups, [*]% of incentive pool funds are based upon the Company’s overall performance and [*]% based upon the business group performance. For all other Executive Officers, the incentive pool will fund [*]% based upon the Company’s aggregate achievement of its financial and business targets.

BUSINESS GROUP PERFORMANCE: Assuming the Company achieves 90% or greater of its aggregate financial and business targets, business group performance will be judged to determine [*]% of the incentive pool for executives leading product business groups. The two components of business group performance are current year accepted orders and expenses.

Business Group Performance ([*]%):

[*]%

[*]%

IMPORTANT NOTES ABOUT THE PLAN: This Plan supersedes and replaces all prior executive incentive plans with the exception of the Operating Incentive Plan. The Company reserves the right to terminate and or make changes to the Plan at any time, with or without notice. The Company may likewise terminate an individual’s participation in the Plan at any time, with or without notice. Nothing in this Plan shall be construed to be a guarantee that any participant will receive all or part of an incentive award or to imply a contract between the Company and any participant. The Compensation Committee of the Board of Directors may alter the incentive payout based on achievement of publicly announced targets, product milestones, strategic goals, cross-functional teamwork and collaboration, and unforeseen changes in the economy and/or geopolitical climate. Eligibility for and determination of incentive awards under the Plan are within the sole discretion of the Company and its Board of Directors, and prior to actual distribution, incentive awards may be increased, reduced or eliminated.

Approvals:
/s/ Jan Collinson
Jan Collinson	Date
Senior Vice President – HR/FAC

/s/ Chi-Foon Chan
Chi-Foon Chan	Date
President and COO

/s/ Aart de Geus
Aart de Geus	Date
Chairman and CEO

Executive Incentive Plan (2006)

Exhibit A – Pool Funding Schedule

Corporate or Business Group Pool Funding Schedule

% Performance to Plan	Performance Factor %

Below 90%	0.0%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%

*     Represents specific quantitative or qualitative performance-related factors, or factors or criteria involving confidential commercial or business information, the disclosure of which would have an adverse effect on the Registrant.